EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement on Form S-8 (No. 333-131792-01) pertaining to the 2006 Ashland Inc. Incentive Plan,
2.
Registration Statements on Form S-8 (Nos. 333-172019-01 and 333-186408-01) pertaining to the Amended and Restated 2011 Ashland Inc. Incentive Plan,
3.
Registration Statement on Form S-8 (No. 333-201895-01) pertaining to the Amended and Restated 2015 Ashland Global Holdings Inc. Incentive Plan,
4.
Registration Statement on Form S-8 (No. 333-222841) pertaining to the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan,
5.
Registration Statement on Form S-8 (No. 33-62091-01) pertaining to the Ashland Inc. Deferred Compensation Plan,
6.
Registration Statement on Form S-8 (No. 33-52125-01) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (Formerly known as Ashland Oil, Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors),
7.
Registration Statement on Form S-8 (No. 333-122269-01) pertaining to the Ashland Global Holdings Inc. Deferred Compensation Plan for Employees (2005),
8.
Registration Statement on Form S-8 (No. 333-122270-01) pertaining to the Ashland Global Holdings Inc. Deferred Compensation Plan for Non-Employee Directors (2005),
9.
Registration Statements on Form S-8 (Nos. 33-32612-100, 333-157040-01 and 333-203840-01) pertaining to the Ashland Employee Savings Plan,
10.
Registration Statements on Form S-8 (Nos. 333-155396-01 and 333-203840-01) pertaining to the Ashland Union Employee Savings Plan (Formerly known as the Hercules Incorporated Savings and Investment Plan),
11.
Registration Statements on Form S-8 (Nos. 333-184109-01 and 333-203840-01) pertaining to the International Specialty Products Inc. 401(k) Plan,
12.
Registration Statement on Form S-3ASR (No. 333-214069) of Ashland Global Holdings Inc.,
13.
Registration Statement on Form S-8 (No. 333-215077) pertaining to the Amended and Restated Ashland Inc. Deferred Compensation Plan for Employees (2005) and the Amended and Restated Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005).

of our reports dated November 22, 2021, with respect to the consolidated financial statements of Ashland Global Holdings Inc. and Consolidated Subsidiaries and the effectiveness of internal control over financial reporting of Ashland Global Holdings Inc. and Consolidated Subsidiaries included in this Annual Report (Form 10-K) of Ashland Global Holdings Inc. for the year ended September 30, 2021.

/s/ Ernst & Young LLP

Grandview Heights, Ohio

November 22, 2021